Exhibit 99.1

Rapid7 Promotes Key Sales Leaders to Advance Customer Engagement and Simplify the Go To Customer Model

BOSTON, July 9, 2024 -- Rapid7, Inc. (Nasdaq: RPD), a leader in extended risk and threat detection, today announced the promotion of three long-tenured sales leaders to General Manager within a new regional model designed to enhance customer engagement, drive stronger customer expansion, and improve efficiency across the sales organization.

David Boffa will serve as General Manager of the Americas, David Howorth will serve as General Manager of EMEA, and Rob Dooley will serve as General Manager of APAC. As part of their expanded scope, each of these leaders will be responsible for retention, expansion, and new customer acquisition within their respective regions, and will report directly to Rapid7 Chairman and Chief Executive Officer, Corey Thomas.

“Rapid7’s Sales organization has long benefited from a deep bench of talented leaders with diverse and relevant experience driving commercial initiatives and winning in the market,” said Thomas. “I am pleased to recognize the continued contributions of David, David, and Rob, as they assume their new roles.”

As Rapid7 continues to execute on its Go To Customer strategy, Chief Customer Officer Larry D’Angelo will step down effective July 12, 2024, to pursue a new opportunity. As part of the integrated, regional customer engagement model, the company does not plan to replace this role.

“I would like to thank Larry for his dedicated service to Rapid7, and the significant progress he made in executing on our Go To Customer strategy,” said Thomas. “In today’s market, customers are increasingly turning to us for our deep security expertise and unique managed service offering and ecosystem that enables them to extend their technology capabilities. As the needs of our customers evolve and the business grows, now is the ideal time to realign our organizational structure to support these trends and accelerate our efforts to ensure that every customer can manage and monitor their attack surface with confidence. The regional leadership model supports Rapid7’s goal to become a leading platform consolidator in security operations by ultimately driving more efficient and effective sales coverage for the benefit of our customers, employees, and shareholders.”

Select Preliminary Financial Results for the Second Quarter 2024

Rapid7 today also provided select preliminary estimated Annualized Recurring Revenue (ARR) results for the three months ended June 30, 2024.

Based on currently available information, the Company anticipates second quarter 2024 Annualized Recurring Revenue (ARR) of $814 - 816 million, an increase of 8 - 9% year-over-year, and in-line with the Company’s expectations.

These preliminary financial results are based on the Company’s current estimate of its results for the quarter ended June 30, 2024, and remain subject to change based on the completion of closing and review procedures.

The Company plans to announce its full second quarter 2024 results on August 6, 2024.

About Rapid7
Rapid7 (Nasdaq: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management and threat detection to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or X.

Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, the statements regarding the impact of our leadership updates and preliminary ARR for the second quarter of 2024. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements, including the closing of our books and related procedures for the quarter ended June 30, 2024, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, effectiveness of our restructuring plan, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K filed with the SEC on February 26, 2024, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:
Elizabeth Chwalk
Senior Director, Investor Relations
investors@rapid7.com
(617) 865-4277

Press Contact:
Kelly Crummey
Corporate Communications
press@rapid7.com
(617) 921-8089